PRUDENTIAL PACIFIC GROWTH FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                  June 16, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Pacific Growth Fund, Inc.
                  File No. 811-6391


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended April 30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                          Yours truly,

                                    /s/ Jonathan D. Shain
                                                     Jonathan D. Shain
                                                             Secretary

Enclosure





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 16th day of June 2003.



	Prudential Pacific Growth Fund, Inc.



Witness: /s/ Floyd L. Hoelscher			By: /s/ Jonathan D.
Shain
Floyd L. Hoelscher				Jonathan D. Shain
         Secretary




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